UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date earliest event reported)	April 19, 2007

MTR GAMING GROUP, INC.

(exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

0-20508	84-1103135
(Commission File Number)	(IRS Employer Identification Number)

STATE ROUTE 2 SOUTH, CHESTER, WEST VIRGINIA

(Address of principal executive offices)

26034

(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (304) 387-8300

N/A

(Former name or former address, if changed since last report)

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.             Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On April 19, 2007, the Registrant’s Board of Directors unanimously approved an Amendment to the Registrant’s Code of Ethics and Business Conduct pursuant to which any proposed transaction between the Company and a related party (or in which a related party would have a direct or indirect material interest) must be promptly disclosed to the Registrant’s Compliance Committee. The Amendment also provides that the Registrant’s Compliance Committee is required to disclose such proposed transaction promptly to the Registrant’s Audit Committee which will determine whether or not to approve such transactions. The foregoing description of the Amendment to the Registrant’s Code of Ethics and Business Conduct is not complete and is qualified in its entirety by reference to such Amendment, a copy of which is filed as Exhibit 14.1 and is incorporated herein by reference.

Item 8.01                Other Events.

On April 20, 2007, North Metro Harness, Initiative, LLC, 50% of which is owned by the Registrant’s wholly-owned subsidiary MTR-Harness, Inc., and 50% of which is owned by Southwest Casino & Hotel Corporation, entered into a seven year $41.7 million Credit Agreement with Black Diamond Commercial Finance, L.L.C. to construct, equip and open its harness racetrack and card club in Minnesota. A copy of the press release announcing this transaction is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.             Financial Statements.

(a)                                  Not applicable.

(b)                                 Not applicable

(c)                                  Not applicable.

(d)                                 Exhibits:

Exhibit No.	Description

14.1	Amendment to Registrant’s Code of Ethics and Business Conduct
99.1	Press Release dated April 24, 2007

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MTR GAMING GROUP, INC.

	By:	/s/ John W. Bittner, Jr.
John W. Bittner, Jr.
Chief Financial Officer

Date: April 24, 2007